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                                                               Exhibit (h)(2)(d)



                    LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
             AMENDED AND RESTATED ACCOUNTING & BOOKKEEPING AGREEMENT
                                   APPENDIX I

The Series of the Trust currently subject to this Agreement are as follows:

         Stein Roe International Fund
         Stein Roe Balanced Fund
         Liberty Growth Stock Fund
         Liberty Young Investor Fund
         Stein Roe Capital Opportunities Fund
         Liberty Midcap Growth Fund
         Liberty European Thematic Equity Fund
         Liberty Global Thematic Equity Fund
         *Liberty Asset Allocation Fund (effective as of 11/18/02) *Liberty Strategic Equity Fund (effective as of 11/25/02) *Liberty Large Cap Core Fund (effective as of 12/09/02) *Liberty International Equity Fund (effective as of 11/18/02) *Liberty Equity Growth Fund (effective as of 11/18/02) *Liberty Equity Value Fund (effective as of 11/25/02) *Liberty Small Cap Fund (effective as of 11/18/02)
         *Liberty Small Company Equity Fund (effective as of 11/18/02)

* These funds adopt the agreement except for Paragraph 5 (Compensation).


Dated:  November 1, 2002